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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                  JULY 22, 2002
                Date of Report (date of earliest event reported)

                           CORVAS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)


           DELAWARE                     0-19732                   33-0238812
------------------------------- ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)



                             3030 SCIENCE PARK ROAD,
                           SAN DIEGO, CALIFORNIA 92121
                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (858) 455-9800



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         On July 22, 2002, Corvas International, Inc., a Delaware corporation ("CORVAS"), issued a press release announcing a significant reduction in its workforce, which is part of an extensive realignment of its research and development programs. Corvas will reduce its research and administrative staff by nearly 40%, which will result in a third quarter restructuring charge of up to $2.0 million. The restructuring and other cost-cutting measures are expected to result in an annualized cost savings of more than $8.0 million. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1.

         On July 23, 2002, Corvas issued a press release announcing its second quarter financial results and indicating that, in light of the restructuring, Corvas expects its cash burn for 2002 to decrease to the mid-$20 million range. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.2.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      99.1     Press Release issued on July 22, 2002 by Corvas
                           entitled, "Corvas Restructures Workforce; Company to
                           Focus Resources on Most Advanced Programs."

                  99.2 Press Release issued on July 23, 2002 by Corvas entitled, "Corvas International Reports Second Quarter Results."


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CORVAS INTERNATIONAL, INC.


                                       By: /s/ Randall E. Woods
                                           -------------------------------------
                                           Randall E. Woods,
                                           President and Chief Executive Officer


Date:    July 25, 2002



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                                INDEX TO EXHIBITS

         99.1 Press Release issued on July 22, 2002 by Corvas entitled, "Corvas Restructures Workforce; Company to Focus Resources on Most Advanced Programs."

         99.2 Press Release issued on July 23, 2002 by Corvas entitled, "Corvas International Reports Second Quarter Results."







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